Exhibit 99.1

Terns Pharmaceuticals Reports Fourth Quarter and Full Year 2021 Financial Results and Corporate Highlights

-Top-line data readout from TERN-201 (VAP-1 inhibitor) clinical trial in NASH expected in March 2022

-Initiation of Terns’ first NASH trial of TERN-501 (THR-β agonist) alone and in combination with TERN-101 (FXR agonist) planned for first half of 2022 with top-line data expected in second half of 2023

-Nominated TERN-601 (GLP-1 receptor agonist) development candidate with the goal of initiating a first-in-human clinical trial in 2023

-Cash and equivalents of $166 million provides runway into 2024

FOSTER CITY, Calif., March 3, 2022 – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates to address serious diseases, such as non-alcoholic steatohepatitis (NASH) and obesity, today reported financial results for the fourth quarter and full year ended December 31, 2021 and corporate highlights.

“2021 was a cornerstone year for Terns, during which we demonstrated monotherapy proof of concept for TERN-501 and TERN-101, nominated an oral small-molecule GLP-1 receptor agonist, TERN-601, as our development candidate to explore various metabolic diseases such as obesity, augmented our leadership team with key hires, and strengthened our financial position though our IPO,” said Senthil Sundaram, chief executive officer at Terns. “We look forward to continuing our momentum with top-line data from the AVIATION trial of TERN-201 in NASH patients later this month. With four differentiated single-agent drug candidates under development, and our first combination therapy trial in NASH expected to initiate in the first half of 2022, we are rapidly advancing and broadening our pipeline to address serious diseases such as NASH and obesity.”

Recent Developments and Anticipated Milestones

TERN-201: Vascular adhesion protein-1 (VAP-1) inhibitor

•
Top-line data from AVIATION Trial Part 1 (10 mg) and Part 2 (20 mg) expected in March 2022 and the second half of 2022, respectively, including:
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Safety and tolerability
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Key imaging endpoint: Corrected T1 (cT1), an imaging marker of liver inflammation and fibrosis linked to clinical outcomes
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Serum markers: CK-18, ALT, plasma VAP-1 activity
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Initiated Part 2 of Phase 1b AVIATION Trial in the first quarter of 2022
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Part 2 will evaluate 20 mg of TERN-201 vs placebo for 12 weeks

TERN-501: Thyroid hormone receptor-beta (THR-β) agonist

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Announced positive top-line single-ascending and multiple-ascending dose (SAD/MAD) data from Phase 1 proof of concept clinical trial in November 2021, including a presentation of SAD data at AASLD’s The Liver Meeting® Digital Experience 2021, demonstrating:
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Significant, dose-dependent effects on sex hormone binding globulin (SHBG), a key pharmacodynamic marker of THR-β engagement linked to NASH histologic efficacy

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TERN-501 was generally well-tolerated
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Predictable pharmacokinetic profile with low variability and median half-life supportive of once-daily dosing
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Potential to be a best-in-class THR-β agonist monotherapy and the THR-β agonist of choice for coformulations of fixed-dose combinations for the treatment of NASH
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Data support planned initiation in 1H 2022 of Terns’ first Phase 2a trial of TERN-501 alone and in combination with farnesoid X receptor (FXR) agonist TERN-101 in NASH patients with top-line data expected in 2H 2023

TERN-101: Liver-distributed FXR agonist

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Announced positive data from Phase 2a LIFT Trial in NASH in June 2021, including multiple presentations at AASLD in November 2021, demonstrating:
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TERN-101 was generally well-tolerated at all doses studied with no discontinuations due to adverse events, including pruritus
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cT1, an imaging marker of liver inflammation and fibrosis linked to clinical outcomes, declined significantly as early as Week 6 with persistent decreases through Week 12 in all TERN-101 groups compared to placebo, with cT1 changes at Week 6 strongly correlated with changes at Week 12
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TERN-101 treatment led to study population shifts to cT1 categories associated with lower risk of clinical events in chronic liver disease patients
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In 5 and 10 mg groups of TERN-101, no differences from placebo in percentage change of low-density lipoprotein cholesterol and high-density lipoprotein cholesterol from baseline to Week 12
•
Data support planned initiation in 1H 2022 of Terns’ first Phase 2a trial of TERN-101 alone and in combination with THR-β agonist TERN-501 in NASH patients with top-line data expected in 2H 2023

TERN-601: Glucagon-like peptide-1 (GLP1) receptor agonist

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TERN-601 candidate nominated at year-end 2021 as an oral, small-molecule GLP-1 receptor agonist targeting metabolic diseases such as obesity and NASH with the potential for once-daily dosing
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Synthetic GLP-1 peptides have been approved for indications such as diabetes and obesity, which are conditions often accompanying NASH
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Terns plans to engage in IND-enabling activities for TERN-601 with the goal of initiating a first-in-human clinical trial in 2023

Key Appointments

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Diana Chung was promoted to senior vice president, chief development officer in January 2022, and was previously senior vice president, clinical development and operations at Terns
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Jeffrey Jasper, Ph.D. joined Terns in December 2021 as senior vice president, head of research, bringing more than 28 years of experience in the biopharmaceutical industry
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Ann E. Taylor, M.D. joined the Board of Directors in September 2021, bringing more than 35 years of experience in drug development, having served most recently as chief medical officer of AstraZeneca plc
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Pamela Danagher joined Terns as vice president and head of regulatory affairs in August 2021, bringing more than 20 years of experience in the pharmaceutical and biotechnology sectors
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Terns was appointed to the Steering Committee of the NAIL-NIT Consortium, a multi-stakeholder effort to link non-invasive tests (NITs) directly to liver-related outcomes and accelerate the usage of NITs as surrogate endpoints for NASH

Fourth Quarter and Full Year Financial Results

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Cash Position: As of December 31, 2021, cash, cash equivalents and marketable securities were $166.0 million as compared with $74.9 million as of December 31, 2020. Terns completed an upsized initial public offering in February 2021, raising $146.6 million in gross proceeds. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2024, including through the clinical readout of its planned NASH Phase 2a combination trial of TERN-501 and TERN-101.
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Research and Development (R&D) Expenses: R&D expenses were $9.5 million and $31.3 million for the quarter and year ended December 31, 2021, respectively, as compared with $7.8 million and $28.0 million for the quarter and year ended December 31, 2020, respectively.
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General and Administrative (G&A) Expenses: G&A expenses were $5.4 million and $19.5 million for the quarter and year ended December 31, 2021, respectively, as compared with $1.0 million and $9.0 million for the quarter and year ended December 31, 2020, respectively.
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Net Loss: Net loss was $14.2 million and $50.2 million for the quarter and year ended December 31, 2021, respectively, as compared with $9.9 million and $40.6 million for the quarter and year ended December 31, 2020, respectively.

Terns Pharmaceuticals, Inc.

Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
License revenue	$1,000	$—	$1,000	$—
Operating expenses:
Research and development	9,462	7,770	31,311	28,029
General and administrative	5,416	998	19,549	8,996
Total operating expenses	14,878	8,768	50,860	37,025
Loss from operations	(13,878)	(8,768)	(49,860)	(37,025)
Interest income	55	2	170	55
Change in fair value of loans payable	—	(521)	—	(2,887)
Other income, net	10	69	40	99
Loss before income taxes	(13,813)	(9,218)	(49,650)	(39,758)
Income tax expense	(435)	(711)	(508)	(813)
Net loss	(14,248)	(9,929)	(50,158)	(40,571)
Extinguishment of Series B convertible preferred stock	—	10,701	—	10,701
Net loss attributable to noncontrolling interest	—	—	—	(518)
Series A and C participating preferred stock	—	(772)	—	—
Net loss attributable to common stockholders - basic	$(14,248)	$—	$(50,158)	$(29,352)

Effect of dilutive securities:
Extinguishment of Series B convertible preferred stock	—	(10,701)	—	—
Net loss attributable to common stockholders - diluted	$(14,248)	$(10,701)	$(50,158)	$(29,352)

Net loss per share attributable to common stockholders, basic	$(0.56)	$—	$(2.21)	$(102.93)
Weighted average common stock outstanding, basic	25,267,527	328,941	22,705,948	285,162

Net loss per share attributable to common stockholders, diluted	$(0.56)	$(3.65)	$(2.21)	$(102.93)
Weighted average common stock outstanding, diluted	25,267,527	2,929,586	22,705,948	285,162

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	December 31,
	2021	2020
Cash, cash equivalents and marketable securities	$165,982	$74,854
Total assets	168,070	92,290
Total liabilities	7,767	23,698
Preferred stock	—	186,033
Total stockholders’ equity (deficit)	160,303	(117,441)

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates to address serious diseases such as NASH and obesity. Terns’ pipeline includes three clinical stage development programs including an FXR agonist, a VAP-1 inhibitor and a THR-β agonist, and a preclinical small-molecule GLP-1 receptor agonist program. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities, such as the planned Phase 2a trial of TERN-101 and TERN-501 and the ongoing Phase 1b AVIATION Trial of TERN-201 in NASH; the therapeutic potential of the Company’s single-agent and combination therapy candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for serious diseases such as NASH and obesity, as well as other indications that may be targeted by the Company; the potential utility and progress of the Company’s product candidates in NASH and other targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical and preclinical development plans and activities; the Company’s expectations regarding the profile of its product candidates, including tolerability, safety, metabolic stability and pharmacokinetic profile; the Company’s ability to continue to execute on its clinical strategy and plans; and the Company’s expectations with regard to its cash runway. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. In particular, the impact of the COVID-19 pandemic on the Company’s ability to progress with its research, development, manufacturing and regulatory efforts, including the Company’s clinical trials for its product candidates, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com